October 30, 2000


Columbia River Resources Inc.
Suite 304-856 Homer Street
Vancouver, British Columbia V6B 2W5 Canada

Gentlemen:

I have examined the Registration Statement of your company on Form SB-1 which is to be transmitted for filing with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended, of 10,000,000 shares of Common Stock to be sold to the public, including the exhibits and form of prospectus ("the Prospectus") filed therewith.

I hereby consent to the use of my name in the Registration Statement and Prospectus, and the reference to and attachment of my geological report and property evaluation titled "Geological Report on the Ayaco Reconnaissance Concession in Brong Ahafo/Ashanti Regions of Ghana for Columbia River Resources Inc.", dated March 2000.

Very truly yours,

/s/ Robert J. Griffis

Robert J. Griffis, Ph.D., P.Eng.






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                GRIFFIS CONSULTING AND EXPLORATION SERVICES INC.
          Canada Address - 28 Kemp Drive, Ajax, Ontario, Canada L3T 4B1
                    Tel: 1-905-619-8831 - Fax: 1-905-619-3266
  Ghana Address - Aviation House - Rm G8, c/o P.O. Box 16160 KIA, Accra, Ghana,
                                   West Africa
  Tel: 233-21-761370/ 233-21-761371 Fax: 233-21-761617 - Mobile: 233-27-553660